UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

October 9, 2008
Date of Report (date of earliest event reported)

MICRON TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10658	75-1618004
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8000 South Federal Way
Boise, Idaho 83716-9632
(Address of principal executive offices)

(208) 368-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On October 9, 2008, the Micron Technology, Inc. (the “Company”) announced a plan to restructure its memory operations in response to the challenging global environment for technology products.  As a part of the restructure plan, the Company and its NAND Flash memory joint venture partner, Intel Corporation, have agreed to shutdown production of NAND Flash from the Company’s 200mm wafer fabrication facility in Boise, Idaho.  The Company plans to reduce its global workforce by approximately 15 percent during the next two years.

The Company expects cash costs associated with the restructure plan to approximate $60 million, and the resulting annual benefit to cash operating margin to approximate $175 million.  The Company anticipates incurring restructure charges at least through the remainder of fiscal 2009, but is unable to estimate the aggregate amount of the charges.

The Company’s press release related to the restructuring is attached as Exhibit 99.1 to the Current Report of Form 8K.

This Current Report on Form 8-K contains forward-looking statements regarding future restructure charges. Actual events or results may differ materially from those contained in the forward-looking statements. Please refer to the documents the Company files on a consolidated basis from time to time with the Securities and Exchange Commission, specifically the Company's most recent Form 10-K and Form 10-Q. These documents contain and identify important factors that could cause the actual results for the Company on a consolidated basis to differ materially from those contained in our forward-looking statements (see Certain Factors). Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We are under no duty to update any of the forward-looking statements after the date of this report to conform to actual results.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed herewith:

Exhibit No.	Description
99.1	Press Release issued on October 9, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRON TECHNOLOGY, INC.

Date:	October 14, 2008	By:	/s/ Steven R. Appleton
		Name:	Steven R. Appleton
		Title:	Chairman and Chief Executive Officer

INDEX TO EXHIBITS FILED WITH
THE CURRENT REPORT ON FORM 8-K DATED OCTOBER 9, 2008

Exhibit	Description
99.1	Press Release issued on October 9, 2008